AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       WILLARD PEASE OIL AND GAS COMPANY

                                    OFFICES

     Section 1. Principal Office. The principal office of the corporation In the state of Nevada shall be located at Reno, Nevada or at such other location as shall be designated by the Board of Directors from time to time. The corporation may have such other offices, either within or without the state of Nevada, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                  STOCKHOLDERS

     Section 2. Annual Meetings. Unless otherwise directed and fixed by the Board of Directors, the annual meeting of the stockholders shall be held during the second fiscal quarter of each year at such time and place as the Chief Executive Officer, President, Vice President or Secretary shall designate, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-third of all of the outstanding shares of the corporation entitled to vote at the meeting.

     Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the state of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation in the state of Colorado.

     Section 5. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting signed by the President, or a Vice President, or the Secretary or an Assistant Secretary, shall be given stating the place, day and hour of the meeting and, the purpose or purposes for which the meeting is called. The notice shall be delivered not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer President, Vice President or the Secretary to each

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

stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given as to any stockholder of record, when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting, except as otherwise provided by the General Corporation Law of Nevada.

     If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6. Fixing Date for Determination of Stockholders of Record. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provision of the General Corporation Law of Nevada.

     Section 7. List of Stockholders The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

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     Section 8.  Stockholder's  Right of  Inspection.  Any person who has been a stockholder of record of the corporation for at least six months immediately preceding his demand, or any person holding, thereunto authorized in writing by the holders of, at least five percent of all of its outstanding shares, upon at least five days' written demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger, whether kept in the registered office of the corporation in Nevada or elsewhere, and to make extracts therefrom. However, any inspection may be denied to any stockholder or other person upon his refusal to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that he has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney signed by the stockholder which authorizes the attorney or the agent to inspect on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at Its principal place of business. The corporation may impose a reasonable charge to recover the costs of labor and materials and the cost of copies of any documents provided to the stockholder.

     Section 9. quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the act of stockholders who hold a majority of the voting power and are present at a meeting at which a quorum is present and entitled to vote on the subject matter (including, but not limited to, the adoption of an incentive stock option plan) shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is required by the General Corporation Law of Nevada or the Articles of Incorpo ration. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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


     Section 10. Method of Voting. The vote upon any question before the meeting need not be by ballot. When a quorum is present at any meeting, the Vote of the holders of a majority of the stock having Voting Power present in person or represented by Proxy shall decide any question brought before such meeting, unless the question is one upon which by express Provision of the statutes or of the Articles of Incorporation a different Vote is required in which case such express provision shall govern and control the decision of such question.

     Section 11. Voting Rights of Stockholders and Proxies. Each stockholder of record entitled to vote in accordance with the laws of the state of Nevada, the Articles of Incorporation or these Bylaws, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share, or fraction thereof, of stock entitled to Vote standing in his name on the books of the corporation, but no proxy shall be voted on after six months from Its date, unless the proxy provides for a longer period.

     Section 12. Ownership of its Own Stock. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the corporation to vote any shares of stock held by It in a fiduciary capacity.

     Section 13. Voting by Fiduciaries and Pledgors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon.

     Section 14. No Cumulative Voting. There shall be no cumulative voting of shares.

     Section 15. Informal Action by Stockholders and Ratifica tion. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders in the manner provided for under the General Corporation Law of Nevada. If any meeting is irregular due to a lack of notice or written consent, provided a quorum was present, the proceedings of the meeting may be ratified and approved and rendered valid and such irregularity or defect waived by a writing signed by all Stockholders having the right to vote at such meeting.

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



                               BOARD OF DIRECTORS

     Section 16. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise may be provided in the Articles. One member of the Board of Directors may be appointed by the directors to the position of Chairman of the Board. If the position is filled, the Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee, a compensation committee and/or one or more other committees, each of which shall have the authority provided for in such resolution subject to the limitations on such authority provided in the General Corporation Law of Nevada.

     Section 17. Number. Tenure and Qualification. The number of directors of the corporation shall be set by resolution adopted by the Board of Directors of the corporation, but in no event shall there be less than three (3) directors. The Board of Directors shall be divided into three classes, Class A, Class B, and Class C, each class to be as nearly equal in number as possible, with the initial term of office of directors of Class A to expire at the first Annual Meeting of Stockholders following their election, the initial term of Class B directors to expire at the second Annual Meeting of Stockholders following their election, and the initial term of Class C directors to expire at the third Annual Meeting of Stockholders following their election. After the expiration of the initial term of each class of directors, each subsequent term will be three
(3) years, with the result that each year the stockholders will elect one class of directors, provided, however, that at least one-fourth in number of the directors must be elected annually. Each director shall hold office until his successor shall have been elected and qualified. Directors need not be residents of Nevada or stockholders of the corporation.

     Section 18. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Nevada, for the holding of additional regular meetings without other notice than such resolution.


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



     Section 19. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, or, if a Chairman of the Board has not been elected, by the President, or, by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any Place, either Within or without the state of Nevada, as the Place for holding any special meeting of the Board of Directors called by them.

     Section 20. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered Personally or mailed to each director at his business address, by telegram, or by electronic facsimile transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with Postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, except in cases in which a director attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 21. Quorum. A majority of the number of directors fixed by Section 17 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 22. Manner of Acting. Unless a greater number of directors are required under these Bylaws or the corporation's Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 23. Vacancies and Newly Created Directorships. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, and the directors so chosen shall hold office until their successors shall be elected and qualified, or until their earlier resignation or removal. When one or more directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies


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

to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

     Section 24. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director; and may be paid such other compensation for serving as a director of the corporation as may be determined by the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 25. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 26. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committees thereof, may be taken without a meeting if, before or after the action, a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board or of the committee. Directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. Each director participating in any such meeting shall sign the minutes thereof which may be signed in counterparts.

     Section 27. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to include at least one director. The Board may appoint natural persons who are not directors to serve on committees and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stock- holders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and unless the resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    OFFICERS

     Section 28. Number and Age Requirement. The officers of the corporation shall be a Chief Executive Officer, president, a secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. One or more Vice presidents, a Chairman of the Board, a Chief Financial Officer, and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the same person shall not be both president and Vice president, or president and secretary. The officers of the corporation shall be natural persons of the age of eighteen years or older.

     Section 29. Election and Term of Office. Unless an officer has been elected or appointed for a longer term, the officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall riot be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected arid shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appoint- merit of a person as an officer of the corporation shall not create any contract rights. Such rights may only be created by a binding written contract.

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


     Section 30. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the Board of Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section  31.  Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filed by the Board of Directors for the unexpired portion of the term.

     Section 32. Chief Executive Officer. The Chief Executive Officer of the Board of Directors, if elected, shall preside at all meetings of the stockholders arid the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     Section 33. President. The President shall be the Chief Executive Officer of the corporation and shall in general supervise arid control all the day-to-day business and affairs of the corporation. He shall preside at meetings of the stockholders. He may sign, with the Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, including the Chairman, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may from time to time be prescribed by the Chairman or the Board of Directors.

     Section 34. The Vice presidents. In the absence of the president or in the event of his death, inability or refusal to act, the Vice president (or in the event there be more than one Vice President, the Vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if there be a Vice president, shall perform the duties of the President, arid when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any Vice president so authorized by the Board of Directors may sign, with the Secretary or an Assistant secretary, certificates for shares of the corporation or contracts on behalf of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.



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     Section 35. The Secretary The Secretary  shall: (A) keep the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for that purpose; (B) see that all notices duly are given in accordance with the provisions of these Bylaws or as required by law; (C) be custodian of the corporate records arid of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal duly is authorized; (D) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (E) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (F) have general charge of the stock transfer books of the corporation; and (G) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 36. The Treasurer. The Treasurer shall: (A) have charge and custody of arid be responsible for all funds arid securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected; and (B) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 37. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries arid Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 38. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.



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             CONTRACTS, LOANS. CHECKS. DEPOSITS AND INDEMNIFICATION

     Section 39. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 40. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 41. Checks, Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 42. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     Section 43. Indemnification. The corporation shall provide indemnification of officers, directors and employees to the fullest extent permitted under the Nevada General Corporation Law, as such statute may be in effect from time to time.

                                 MISCELLANEOUS

     Section 44. Rules of Order. At any meeting of stockholders or directors of the corporation at which a question of procedure arises, the persons presiding at the meeting may rely upon Roberts Rules of Order to resolve any such question.

     Section 45. Certificates for Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or securities of its stock shall be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, or the president or vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 46. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 47. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     Section 48. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, Corporate Seal.

     Section 49. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the General Corporation Law of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 50. Amendments. These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all the members of the Board.

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned Secretary of the corporation, do hereby certify that the above and foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of said corporation at the meeting of the directors thereof held by consent on May 11, 1993.



May 11, 1993                                /s/ Lily Roeland
-----------------                           ------------------------------------
Date                                        Lily Roeland, Secretary